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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1994 Stock Option Plan and the 1994 Employee Stock Purchase Plan of InSite Vision Incorporated of our report dated February 9, 2000, with respect to the consolidated financial statements of InSite Vision Incorporated included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP

Walnut Creek, California
August 4, 2000